EXHIBIT 10.2


                          INTERNET SPORTS NETWORK, INC.
                         509 Richards Street, Suite 700
                             Vancouver, B.C. V6B2Z6
                                     Canada



                                                              May 12, 1998



Digital Data Networks, Inc.
3102 Maple Avenue, Suite 230
Dallas, Texas  75201

Gentlemen:

         The purpose of this letter is to amend the letter agreement (the "Letter of Intent") dated April 30, 1998 between Internet Sports Network, Inc., a Nevada corporation ("ISN"), and Digital Data Networks, Inc., a Washington corporation ("DDN"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Letter of Intent.

         1.       Amendments to the Letter of Intent.

                  a. The second sentence of Section 1(a) is amended to state in its entirety as follows:

         The Merger Agreement shall provide that shares of DDN Common Stock shall be issued to the shareholders of ISN in exchange for each share of ISN Common Stock (the aggregate number of shares of DDN Common Stock issued to be referred to as the "Merger Consideration"), such that following the Merger the outstanding common stock of the Surviving Corporation shall be held approximately 14% by the shareholders of DDN and approximately 86% by the shareholders of ISN (on a fully-diluted basis, excluding the DDN warrants).

                  b. The first sentence of Section 1(d) is amended to state in its entirety as follows:

         From December 31, 1997 until the Closing Date, (i) there shall have been no material adverse change in the condition (financial or otherwise), business prospects, properties, net worth or results or operations of DDN or ISN; (ii) the businesses of DDN and ISN shall have


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         been conducted in the ordinary course consistent with part practice;
         (iii) DDN shall have no less than $450,000 of cash at the Closing; (iv) ISN shall have completed one or more private placements (collectively, the "ISN Private Placement") of shares of ISN Common Stock or other ISN securities with aggregate gross proceeds to ISN of $1,200,000; and (v) prior to the later of (A) the date of completion of the ISN Private Placement and (B) the date of execution of the Merger Agreement, DDN shall have invested $150,000 in ISN in exchange for shares of ISN Common Stock or other ISN securities on substantially similar terms as the ISN Private Placement.

         2. Public Announcements. Unless required by applicable law or required or requested by regulatory authority, neither party hereto shall issue any report, statement or press release to the public, the trade or the press or any other third party relating to this letter, except as mutually agreed by the parties. Copies of any such reports, statements or press releases, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to the other parties hereto prior to their releases.

         3. Expenses. Each party hereto shall bear its own expenses in respect of this letter.

         4. Governing Law; Consent to Jurisdiction. The parties agree that this letter and respective rights and duties and obligations hereunder shall be governed and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court or Federal court sitting in the State of New York over any action or proceeding arising out of or relating to this letter and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         5. Prior Agreements. The arrangements contained in the Letter of Intent, as amended by this letter, supersede all prior agreements relating to the subject matter hereof.

         6. Counterparts. This letter may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.



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         If the foregoing  terms and conditions are acceptable to you, please so indicate by signing this letter and returning it to the attention of ISN.

                                                   Very truly yours,

                                                   INTERNET SPORT NETWORK, INC.


                                                   By:      /s/  Patrick Earle
                                                            --------------------
                                                            Name:  Patrick Earle
                                                            Title:    President


Agreed to and Accepted:

DIGITAL DATA NETWORKS, INC.


By:      /s/   Donald B. Scott
         ---------------------
         Name:   Donald B. Scott
         Title:     CEO


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           Digital Data Networks, Inc.
                                           (Registrant)


Date:     September 2, 1998         By:    /s/   Donald B. Scott, Jr.
                                           ------------------------------
                                           Donald B. Scott, Jr., President



Date:     September 2, 1998         By:    /s/   Richard J. Boeglin
                                           ----------------------------
                                           Richard J. Boeglin
                                           Vice President, Finance & Operations


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